UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2011 (June 16, 2011)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2011, the Compensation Committee of the Board of Directors of Network Engines, Inc. (“Network Engines” or the “Company”) approved salary increases for the following executive officers of the Company.  The annual base compensation rates of the Company’s executive officers have not changed since fiscal year 2008.  As such, the Compensation Committee engaged an independent compensation consulting firm to benchmark the compensation of the Company’s officers to executive compensation for companies of a representative peer group. The executive officers below will receive the following annual compensation rates, effective July 1, 2011:

Name and Principal Position	Current Annual Base Compensation	New Annual Base Compensation
Douglas G. Bryant, Chief Financial Officer, Treasurer and Secretary	$240,000	$250,800
Charles N. Cone, III, Senior Vice President of Sales and Marketing	$255,000	$258,825
Richard P. Graber, Senior Vice President of Engineering and Operations	$205,000	$210,945

There were no changes to the incentive compensation targets previously approved by the Compensation Committee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES INC

Date: June 22, 2011	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary